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Archrock Partners Announces Second-Quarter 2016 Financial Results

HOUSTON, August 4, 2016 - Archrock Partners, L.P. (NASDAQ:APLP) today reported net income of $3.3 million for the second quarter of 2016, compared to net income of $0.5 million for the first quarter of 2016 and net income of $22.3 million for the second quarter of 2015. EBITDA, as adjusted (as defined below), was $71.2 million for the second quarter of 2016, compared to $69.4 million for the first quarter of 2016 and $83.2 million for the second quarter of 2015. Gross margin in the quarter was $90.7 million, or 65% of revenue in the second quarter of 2016, compared to $93.6 million, or 62% of revenue, in the first quarter of 2016 and $101.9 million, or 61% of revenue, in the second quarter of 2015.
Cash flow from operations was $42.9 million for the second quarter of 2016, compared to $66.0 million for the first quarter of 2016 and $42.0 million for the second quarter of 2015. Distributable cash flow (as defined below) was $46.7 million for the second quarter of 2016, compared to $44.0 million for the first quarter of 2016 and $48.3 million for the second quarter of 2015. Distributable cash flow coverage was 2.67x for the second quarter of 2016, compared to 2.51x for the first quarter of 2016.
Selling, general and administrative expenses were $19.7 million for the second quarter of 2016 compared to $23.7 million for the first quarter of 2016 and $20.7 million for the second quarter of 2015.
“Second quarter results included significantly improved contract operations gross margin percentage and sharply lower SG&A expense as strong cost management mitigated the impact of reduced horsepower and continued pricing pressure. Additionally, we saw a modest increase in new orders in the second quarter,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “If the recent improvement in market conditions is sustained, we expect the increased level of customer activity experienced in the second quarter to continue and a moderation of horsepower returns in the second half of the year.”
“For the remainder of 2016, our focus remains on providing excellent service to our customers while maximizing our cash flow, maintaining liquidity, and strengthening our financial position through aggressive cost and capital management,” continued Childers. “We believe this approach will support our successful navigation of the current cycle, and position Archrock Partners well for the expected secular growth in U.S. natural gas production ahead. When this growth occurs, we expect to grow our business by capitalizing on our strong market position in the basins that will supply natural gas to meet the increasing demand for LNG and pipeline exports, petrochemical feedstock, and power generation.”
Revenue was $140.1 million for the second quarter of 2016, compared to $151.4 million for the first quarter of 2016 and $167.8 million for the second quarter of 2015.
Net income, excluding the items listed in the following sentence, for the second quarter of 2016 was $12.8 million, or $0.21 per diluted limited partner unit. The excluded items included a non-cash long-lived asset impairment charge of $8.3 million and restructuring charges of $1.2 million. Net income, excluding the items listed in the following sentence, for the first quarter of 2016 was $11.1 million, or $0.18 per diluted limited partner unit. The excluded items included a non-cash long-lived asset impairment charge of $6.3 million, restructuring charges of $4.1 million, and expensed acquisition costs of $0.2 million. Net income, excluding the item listed in the following sentence, for the second quarter of 2015 was $24.5 million, or $0.33 per diluted limited partner unit. The excluded items included a non-cash long-lived asset impairment charge of $1.8 million and expensed acquisition costs of $0.3 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, August 4, 2016, to discuss their second-quarter 2016 financial results. The call will begin at 10:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada, or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 43019367.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 43019367#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.
About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE:AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook; statements about Archrock Partners’ distributions and the anticipated impact of the distribution rate on its business and prospects; demand for Archrock Partners’ services; and Archrock Partners’ cost reduction plans.
While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Revenue	$140,052	$151,424	$167,801

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	49,310	57,860	65,942
Depreciation and amortization	38,627	39,237	39,487
Long-lived asset impairment	8,283	6,315	1,826
Restructuring charges	1,208	4,139	—
Selling, general and administrative	19,741	23,679	20,721
Interest expense	19,313	18,742	19,082
Other (income) loss, net	72	838	(1,512)
Total costs and expenses	136,554	150,810	145,546
Income before income taxes	3,498	614	22,255
Provision for (benefit from) income taxes	187	94	(72)
Net income	$3,311	$520	$22,327

General partner interest in net income	$66	$14	$4,814

Limited partner interest in net income	$3,245	$506	$17,513

Weighted average common units outstanding used in income per limited partner unit (1):
Basic	59,837	59,740	58,987

Diluted	59,837	59,740	58,987

Income per limited partner unit (1):
Basic	$0.05	$0.01	$0.30

Diluted	$0.05	$0.01	$0.30

(1) Basic and diluted income per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted income per limited partner unit is determined by dividing income allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Revenue	$140,052	$151,424	$167,801

Gross margin (1)	$90,742	$93,564	$101,859
Gross margin percentage	65%	62%	61%

EBITDA, as adjusted (1)	$71,210	$69,418	$83,199
% of revenue	51%	46%	50%

Capital expenditures	$10,777	$22,542	$70,679
Less: Proceeds from sale of property, plant and equipment	(10,751)	(149)	(6,524)
Net capital expenditures	$26	$22,393	$64,155

Cash flows from operating activities	$42,885	$66,003	$42,027
Distributable cash flow (2)	$46,721	$43,947	$48,302

Distributions declared for the period per limited partner unit	$0.2850	$0.2850	$0.5675
Distributions declared to all unitholders for the period, including incentive distribution rights	$17,513	$17,513	$39,084
Distributable cash flow coverage (3)	2.67x	2.51x	1.24x

	June 30,	March 31,	June 30,
	2016	2016	2015

Debt (4)	$1,410,042	$1,428,710	$1,369,707
Total partners' capital	489,737	507,369	753,883

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and financial measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$3,311	$520	$22,327
Depreciation and amortization	38,627	39,237	39,487
Long-lived asset impairment	8,283	6,315	1,826
Restructuring charges	1,208	4,139	—
Selling, general and administrative	19,741	23,679	20,721
Interest expense	19,313	18,742	19,082
Other (income) loss, net	72	838	(1,512)
Provision for (benefit from) income taxes	187	94	(72)
Gross margin (1)	90,742	93,564	101,859
Expensed acquisition costs (in Other (income) loss, net)	—	172	302
Non-cash selling, general and administrative	281	199	247
Less: Selling, general and administrative	(19,741)	(23,679)	(20,721)
Less: Other income (loss), net	(72)	(838)	1,512
EBITDA, as adjusted (1)	71,210	69,418	83,199
Less: (Provision for) benefit from income taxes	(187)	(94)	72
Less: (Gain) loss on sale of property, plant and equipment (in Other (income) loss, net)	103	53	(1,782)
Less: Loss on non-cash consideration in March 2016 Acquisition	—	635	—
Less: Cash interest expense	(18,527)	(18,018)	(17,893)
Less: Maintenance capital expenditures	(5,878)	(8,047)	(15,294)
Distributable cash flow (2)	$46,721	$43,947	$48,302

Cash flows from operating activities	$42,885	$66,003	$42,027
Provision for doubtful accounts	(547)	(1,025)	(79)
Restructuring charges	1,208	4,139	—
Expensed acquisition costs	—	172	302
Payments for settlement of interest rate swaps that include financing elements	(778)	(812)	(935)
Maintenance capital expenditures	(5,878)	(8,047)	(15,294)
Change in assets and liabilities	9,831	(16,483)	22,281
Distributable cash flow (2)	$46,721	$43,947	$48,302

Net income	$3,311	$520	$22,327
Items:
Long-lived asset impairment	8,283	6,315	1,826
Restructuring charges	1,208	4,139	—
Expensed acquisition costs	—	172	302
Net income, excluding items	$12,802	$11,146	$24,455

Diluted income (loss) per limited partner unit	$0.05	$0.01	$0.30
Adjustment for items per limited partner unit	0.16	0.17	0.03
Diluted income per limited partner unit, excluding items (1)	$0.21	$0.18	$0.33

(1) Management believes EBITDA, as adjusted, diluted income per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Total available horsepower (at period end) (1) (2)	3,315	3,301	3,352

Total operating horsepower (at period end) (1) (3)	2,778	2,891	3,130

Average operating horsepower	2,815	2,961	3,128

Horsepower Utilization:
Spot (at period end)	84%	88%	93%
Average	85%	89%	94%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	4,023	4,044	4,246

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,187	3,325	3,618

(1) Includes compressor units leased from Archrock, Inc. with an aggregate horsepower of approximately 600, 400, and 1,000 at June 30, 2016, March 31, 2016 and June 30, 2015, respectively. Excludes compressor units leased to Archrock, Inc. with an aggregate horsepower of approximately 4,000 and 100 at June 30, 2016 and March 31, 2016, respectively.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.